Exhibit 10.17
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered effective as of [ ] (the “Grant Date”) by and between Diversified Energy Company PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and [ ], a resident of the State of [ ] in the United States (the “Recipient”). Capitalized terms that are used but not defined in this Agreement shall have the meaning ascribed to them in the Plan (as defined below).

WHEREAS, the Recipient is an Employee of a subsidiary of the Company; and

WHEREAS, the Company has adopted the Diversified Gas & Oil PLC 2017 Equity Incentive Plan (as amended, the “Plan”), pursuant to which Restricted Awards, including Restricted Stock Units, may be granted to Employees of the Company or its Affiliates; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein to the Recipient, on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Stock Units
1.1.Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Recipient on the Grant Date an Award consisting of, in the aggregate, [ ] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock of the Company, subject to the terms and conditions set forth in this Agreement and the Plan.
1.2.The Restricted Stock Units shall be credited to a separate account maintained for the Recipient on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Recipient to the Company.
3.Vesting

3.1.Except as otherwise provided herein, provided that the Recipient remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest on [ ] (such period from the Grant Date until [ ], during which restrictions apply, the “Restricted Period”). Once vested, the Restricted Stock Units become “Vested Units”.

Exhibit 10.17
3.2.The foregoing vesting schedule notwithstanding, if the Recipient’s Continuous Service terminates as a result of the Recipient’s death or permanent Disability, 100% of the unvested Restricted Stock Units shall vest and become Vested Units as of the date of such termination.

3.3.The foregoing vesting schedule notwithstanding, if within three (3) months following a Change in Control the Recipient is involuntarily terminated by Company (or its successor) then unless the termination was for Cause, 100% of the unvested Restricted Stock Units shall vest and become Vested Units.

3.4.“Change in Control”

3.4.1.Said definition as used herein means:

3.4.1.1.any person (either alone or together with any person acting in concert with him) obtains Control of the Company, which may include as a result of making (i) a general offer to acquire the majority of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or (ii) a general offer to acquire a majority of the Company’s shares; provided, however, that for purposes of this Agreement, the foregoing shall not constitute a Change in Control with respect to: (A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary or Affiliate; or (C) any acquisition which complies with clauses (i), (ii) and (iii) of Subsection 3.4.1.7 of this definition;
3.4.1.2.any person obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 899 of The United Kingdom Companies Act of 2006; provided, however, that for purposes of this Agreement, the foregoing shall not constitute a Change in Control with respect to: (A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary or Affiliate; or (C) any acquisition which complies with clauses (i), (ii) and (iii) of Subsection 3.4.1.7 of this definition;

3.4.1.3.any person acquires Shares in the Company under sections 979 to 989 of The United Kingdom Companies Act of 2006; provided, however, that for purposes of this Agreement, the foregoing shall not constitute a Change in Control with respect to:
(A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary or Affiliate; or (C) any acquisition which complies with clauses (i), (ii) and (iii) of Subsection 3.4.1.7 of this definition;

3.4.1.4.notice is given of a resolution for the voluntary or compulsory winding-up of the Company or the date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company;

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related

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transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any entity or person that is not a subsidiary or Affiliate of the Company;

3.4.1.5.the acquisition by any person or entity of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary or Affiliate; or (C) any acquisition which complies with clauses (i), (ii) and (iii) of Subsection 3.4.1.7 of this definition; or

3.4.1.6.the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”); or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities or the Outstanding Company Common Stock that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities or the Outstanding Company Common Stock were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities or the Outstanding Company Common Stock among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
Notwithstanding the definition of Change in Control above, to the extent that any amount to be paid is considered “deferred compensation” under Section 409A of the Code, then the definition of Change in Control will be as defined above, except to the extent

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inconsistent with Section 409A of the Code, in which case any inconsistency will be resolved in favor of said section.

3.5.“Control” shall mean the right to secure how the affairs of the Company are conducted including through the right to exercise fifty percent (50%) or more of the Company’s voting rights or through other powers conferred by the Company’s constitutional documents.

4.Restrictions on Transfer of Restricted Stock Units. Subject to any exceptions set forth in this Agreement or the Plan, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged as collateral or otherwise, attached, sold or otherwise transferred or encumbered by the Recipient without the advance written consent of the Company. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto in violation of the provisions of this Agreement shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Recipient and all of the Recipient’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.Rights as Shareholder; Dividend Equivalents

5.1.The Recipient shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.2.Upon and following the settlement of the Restricted Stock Units, the Recipient shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).
5.3.The Recipient shall not be entitled to any Dividend Equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.

6.Settlement of Restricted Stock Units
6.1.Subject to Section 9 hereof, promptly following the vesting date, the Company shall (a) issue and deliver to the Recipient credited as fully paid the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Recipient’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Recipient.

Notwithstanding Section 6.1 hereof, in accordance with Section 14.5 of the Plan, the Company may, but is not required to, prescribe rules pursuant to which the Recipient may in Recipient’s discretion elect to defer settlement of the Restricted Stock Units. Any deferral election must be made in compliance with such rules and procedures as the Company deems advisable.

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7.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Recipient any right to be retained in any position as an Employee of the Company or any Affiliate of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Recipient’s Continuous Service at any time, with or without Cause.

8.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted in any manner as contemplated by Section 11 of the Plan.

9.Tax Liability and Withholding

9.1.The Recipient shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Recipient pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company may permit the Recipient to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

9.1.1.tendering a cash payment.

9.1.2.authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Recipient as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

9.1.3.delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2.Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Recipient’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Recipient’s liability for Tax-Related Items.

10.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed, including the New York Stock Exchange and the Main Market of the London Stock Exchange. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws

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Exhibit 10.17
and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.Representations and Warranties and Covenants of the Recipient.    The Recipient hereby represents and warrants to and covenants with the Company as follows:

11.1.The Recipient acknowledges that (a) neither the Restricted Stock Units granted pursuant to this Agreement nor any shares of Common Stock issuable upon settlement of Vested Units (such Restricted Stock Units and such shares of Common Stock, collectively, the “Securities”), have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any other jurisdiction, and (b) the Securities are being issued to the Recipient in reliance upon the exemption from such registration provided by Rule 701 under the 1933 Act and/or Section 4(2) of the 1933 Act and other exemptions under applicable state “blue sky” securities laws and applicable securities laws of the United Kingdom.

11.2.The Recipient is acquiring the Securities solely for the Recipient’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities.

11.3.The Recipient understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the grant of this Restricted Award meets the requirements for exemptions from registration under federal, state and foreign securities laws.

11.4.The Recipient has been informed that (i) the Securities are “restricted securities” under the 1933 Act, (ii) any transfer of the Securities is subject to restrictions under the 1933 Act and may be subject to restrictions imposed under state “blue sky” securities laws and other applicable securities laws, (iii) none of the Securities may be transferred by the Recipient unless and until such transfer, to the satisfaction of the Company and its counsel, (A) has been registered with the United States Securities and Exchange Commission (the “Commission”) or an exemption therefrom has been fully complied with, and (B) has fully complied with state “blue sky” securities laws and other applicable securities laws, and (iv) the Company is under no obligation to register the Securities with the Commission under the 1933 Act, with any regulatory authority under state “blue sky” securities laws and other applicable securities laws, or with any stock exchange.

11.5.The Recipient understands and accepts that an investment in the Common Stock involves various risks, including the risks outlined in the documents that the Company has filed with the Financial Conduct Authority in the United Kingdom and/or the Main Market of the London Stock Exchange, and in this Agreement.

The Recipient is not relying on (and will not at any time rely on) any communication (written or oral) of the Company or any of its Affiliates, as investment or tax advice or as a recommendation to accept this Restricted Award or invest in the Common Stock. With the assistance of the Recipient’s own professional advisors, to the extent that the Recipient has deemed appropriate, the Recipient has made its own legal, tax, accounting and financial

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evaluation of the merits and risks of this Restricted Award, an investment in the Common Stock and the consequences of this Agreement.

11.6.As a condition to the grant of this Award, the Recipient acknowledges and agrees that, notwithstanding anything in the Plan or this Agreement to the contrary, (i) this Award of Restricted Stock Units and any shares of Common Stock issuable by the Company upon settlement of Vested Units are subject in all respects to any written policy or policies adopted from time to time by the Board or the Company (as in effect from time to time, “Company Policies”), including without limitation any clawback, malus, recoupment, equity ownership or equity retention policy, as applicable, and (ii) the Company shall be entitled, to the extent permitted or required by applicable law (including Section 409A), Company Policy and/or the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup or claw back compensation of whatever kind paid by the Company or any of its Affiliates at any time to the Recipient under the Plan, including this Award of Restricted Stock Units and any shares of Common Stock issuable by the Company upon settlement of Vested Units.

12.Disposition of Common Stock Underlying Restricted Stock Units

12.1.The Recipient hereby agrees that the Recipient will make no disposition of any shares of Common Stock issuable to the Recipient upon settlement of Vested Units unless and until:

12.1.1.the Recipient has notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;
12.1.2.the Recipient has complied with all requirements of this Agreement applicable to the disposition of the Common Stock;
12.1.3.the Recipient has provided the Company an opinion of counsel or other evidence in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Common Stock under any applicable securities laws or laws governing the transferability of the Common Stock, including United States federal securities laws, state “blue sky” securities laws, laws of the United Kingdom governing securities and similarly applicable laws of any other jurisdiction, or (ii) all appropriate action necessary for compliance with the registration requirements of applicable securities laws of the United States, applicable state “blue sky” securities laws in the United States, applicable securities laws of the United Kingdom and any other jurisdiction or of any exemption therefrom has been taken; and

12.1.4.any other applicable contractual, legal or regulatory restrictions imposed upon the transfer of the Common Stock have been complied with or expired, including without limitation, any restrictions in the nature of “lock-up” periods imposed in connection with any public offering or registration of shares with any governmental or regulatory authority or any securities exchange.

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12.2.The Recipient acknowledges and agrees that the Company will not be required to (i) transfer on its books any shares of Common Stock issuable under this Agreement that have been sold or transferred in violation of the provisions of this Agreement, or (ii) treat as

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Exhibit 10.17
the owner of such shares, or otherwise to accord voting or dividend rights to, any transferee to whom such shares have been transferred in contravention of this Agreement.

12.3.The Recipient acknowledges and agrees that, in order to reflect the restrictions described in this Agreement on the disposition of any shares of Common Stock issuable under this Agreement, any stock certificates for such shares may be endorsed with any restrictive legends that may be applicable, including legends setting forth the restrictions described in this Agreement.

13.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to Benjamin M. Sullivan, General Counsel of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242 with a copy sent to legalnotice@dgoc.com. Any notice required to be delivered to the Recipient under this Agreement shall be in writing and addressed to the Recipient at the Recipient’s address as shown below or in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Alabama without regard to conflict of law principles.

15.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Recipient or the Company for review. The resolution of such dispute by the shall be final and binding on the Recipient and the Company.

16.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. It is the intent of the parties hereto that the terms of this Agreement shall supplement those in the Plan and be viewed as complementary and not in conflict; provided, however, that in the event of an actual conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Recipient and the Recipient’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

18.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, except as may adversely

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affect the Recipient’s material rights under this Agreement. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Recipient’s employment with the Company or an Affiliate of the Company.

19.Amendment. The Company has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Recipient’s material rights under this Agreement without the Recipient’s consent.

20.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Recipient on account of non-compliance with Section 409A of the Code.

21.No Impact on Other Benefits. Unless otherwise required by the terms of the applicable plan or program, the value of the Recipient’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.Recipient Undertaking. The Recipient hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Recipient or the Securities pursuant to the express provisions of this Agreement.

24.Acceptance. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement. The Recipient has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Recipient acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares of

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Common Stock and that the Recipient has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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Exhibit 10.17
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIVERSIFIED ENERGY COMPANY PLC

By:      Name: Benjamin M. Sullivan
Title: Senior Executive Vice President & Chief Legal Officer

[        ]

By:_____________________________________

Name:___________________________________

Address:    ____________________________